Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated October 23, 2020, relating to the balance sheet of Highland Transcend Partners I Corp. as of October 13, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from October 12, 2020 (inception) through October 13, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 20, 2020